UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

July 2, 2014

BAZAARVOICE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35433	20-2908277
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3900 N. Capital of Texas Highway, Suite 300

Austin, Texas 78746-3211

(Address of principal executive offices, including zip code)

(512) 551-6000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

In connection with the closing of the sale of PowerReviews, LLC, a Delaware limited liability company (“PowerReviews”), as described in further detail in Item 2.01 of this Current Report on Form 8-K, on July 2, 2014, Bazaarvoice, Inc. (the “Company”) entered into the following agreements:

Transition Services Agreement

On July 2, 2014, the Company entered into a Transition Services Agreement (the “TSA”) with Wavetable Labs, Inc. a Delaware corporation (“Wavetable”) pursuant to which the Company will provide Wavetable with certain administrative services, including information technology, accounting, customer support, content moderation, research and development and product management services. The services will be provided for a period of time ranging from six weeks to up to one year following the Merger (as defined below), depending on the particular service. Wavetable shall pay fees to the Company for the services performed under the TSA.

Syndication Services Agreement

On July 2, 2014, the Company also entered into a Syndication Services Agreement (the “Syndication Agreement”) with Wavetable pursuant to which the Company and Wavetable will provide each other with certain services to allow certain of each party’s customers to syndicate ratings and reviews content to certain of the other party’s customers. The Syndication Agreement has a term of four years from the date the Merger is effective and provides for a wind-down period of up to one year after termination of the obligation to provide services. Wavetable is permitted to cease providing services to the Company under the agreement on 90 days’ notice. In connection with the services performed under the Syndication Agreement, each party shall pay fees to the performing party for the services performed, with the fees charged by the Company to Wavetable reflecting the Company’s actual costs for the services. Each party is required to meet certain standards and follow certain protocols with respect to its content in order for the content to be syndicated to the other party’s customers.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 2, 2014, the Company completed the sale of PowerReviews, its wholly owned subsidiary, to Wavetable pursuant to an Amended and Restated Agreement and Plan of Merger (the “Merger Agreement”) dated June 25, 2014, by and among the Company, PowerReviews, Wavetable (as successor by conversion to Wavetable Labs, LLC), PRL Acquisition LLC, a Delaware limited liability company and wholly owned subsidiary of Wavetable (“Merger Sub”), and U.S. Bank National Association, as escrow agent. Pursuant to the Merger Agreement, Merger Sub merged with and into PowerReviews, with PowerReviews continuing as the surviving entity and a wholly owned subsidiary of Wavetable (the “Merger”). The consideration for the sale consisted of $30.0 million in cash, $4.5 million of which has been placed into escrow as partial security for the Company’s indemnification obligations.

The foregoing description of the disposition is qualified in its entirety by reference to the full text of the Merger Agreement. A copy of the Merger Agreement is filed as Exhibit 2.1.

The unaudited condensed consolidated balance sheet giving effect to the sale of the PowerReviews business, and the related notes thereto, are attached hereto as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(b) Pro forma financial information

The following Unaudited Pro Forma Condensed Consolidated Financial Statements are attached hereto as Exhibit 99.1:

•	Unaudited Pro Forma Condensed Consolidated Balance Sheet as of April 30, 2014

•	Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

(d) Exhibits

2.1	Amended and Restated Agreement and Plan of Merger by and among Bazaarvoice, Inc., PowerReviews, LLC, Wavetable Labs, Inc. (as successor by conversion to Wavetable Labs, LLC), PRL Acquisition LLC and U.S. Bank National Association, as escrow agent.

99.1	Unaudited Pro Forma Condensed Consolidated Balance Sheet of Bazaarvoice, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BAZAARVOICE, INC

By:	/s/ James Offerdahl
James Offerdahl
Chief Financial Officer and Executive Vice President

Date: July 8, 2014

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